                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|      Preliminary Proxy Statement           |_|  Confidential, for Use of the
|_|      Definitive Proxy Statement                 Commission
|_|      Definitive Additional Materials            Only (as permitted by
                                                    Rule 14a-6(e)(2))
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     EASTBROKERS INTERNATIONAL INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)      Total fee paid:

--------------------------------------------------------------------------------
|_|      Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
(1)      Amount previously paid:

--------------------------------------------------------------------------------
(2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)      Filing Party:

--------------------------------------------------------------------------------
(4)      Date Filed:

--------------------------------------------------------------------------------

                     EASTBROKERS INTERNATIONAL INCORPORATED

                    Notice of Special Meeting of Stockholders
               to be held on January 31, 2000 and Proxy Statement


































                                                              January 10, 2000

                     EASTBROKERS INTERNATIONAL INCORPORATED
                         6000 FAIRVIEW ROAD, SUITE 1410
                         CHARLOTTE, NORTH CAROLINA 28210


                                                                January 10, 2000


Dear Stockholders:

         You are cordially invited to attend a special meeting of stockholders of Eastbrokers International Incorporated. The meeting will be held on January 31, 2000, at 10:00 a.m., at 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210.

         In the following pages, you will find the formal notice of this special meeting and our proxy statement. After reading the proxy statement, please mark, sign and promptly return the enclosed proxy card to ensure that your shares are represented at the meeting.

         We hope that many of you will be able to attend this special meeting in person. It is important that your shares be represented and voted at the Special Meeting regardless of the size of your holdings. If your shares are registered in your name and you plan to attend the Special Meeting, please mark the appropriate box on the enclosed proxy card and you will be registered for the meeting. We urge you to attend the meeting but if you cannot, you may instead vote by proxy.

         We appreciate the continuing interest of our stockholders in our business, and we look forward to seeing you at the meeting.

                                   Sincerely,


                                   Martin A. Sumichrast
                                  Chairman & Chief Executive Officer

                     EASTBROKERS INTERNATIONAL INCORPORATED
                         6000 FAIRVIEW ROAD, SUITE 1410
                         CHARLOTTE, NORTH CAROLINA 28210

                              --------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                JANUARY 31, 2000
                              --------------------


         A special meeting of stockholders of Eastbrokers International Incorporated (the "Company") will be held at 10:00 a.m. on January 31, 2000 at 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210, for the following purposes:

              1. To  approve  a  change  of  the Company's  corporate  name from
                 Eastbrokers International Incorporated to International Capital Markets Group, Inc.; and

              2. To  approve  an  increase  in the voting power of the Company's preferred stock and certain issuances of common stock and warrants;

         To ensure that your shares are represented at the special meeting in the event that you do not attend, please mark and sign the enclosed proxy card and return it in the enclosed envelope.


                            By Order of the Board of Directors



                             Kevin D. McNeil
                             Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date:    January 10, 2000

                     EASTBROKERS INTERNATIONAL INCORPORATED


                                 PROXY STATEMENT
         FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 31, 2000

                                TABLE OF CONTENTS

                                                                          PAGE
General Information for Stockholders
       Purpose of Proxy.................................................    1
       How to Vote......................................................    1
       Matters to be Submitted to a Vote................................    1
       Revoking Proxies.................................................    2
       Naming Other Proxies.............................................    2
       Who May Vote.....................................................    2
Matters  to be Submitted to a Vote
       Item 1.
          Approval of Change of the Corporate Name......................    2
       Item 2.
          Approval of Increase in the Voting Power of the Preferred
            Stock and certain Issuances of Common Stock and Warrants....    3
Director Compensation...................................................    6
Executive Officer Compensation..........................................    6
Security Ownership of Management and Certain Beneficial Owners..........   10
Stockholder Proposals for the Annual Meeting of Stockholders for 2000...   11
Other Information
      Quorum............................................................   12
      Required Vote.....................................................   12
      Solicitation of Proxies Generally.................................   12
      Costs of Solicitation.............................................   12
      List of Stockholders Entitled to Vote.............................   12

GENERAL INFORMATION FOR STOCKHOLDERS


         PURPOSE OF PROXY. This proxy statement and the enclosed proxy card relate to a special meeting (the "Special Meeting") of stockholders of Eastbrokers International Incorporated, a Delaware corporation (the "Company" and, together with the Company's subsidiaries, "we" or "us"), called for January 31, 2000. The Company's Board of Directors is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the Special Meeting, whether or not he or she attends in person. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about January 10, 2000.

         The Common Stock is quoted on the Nasdaq SmallCap Market. In order to comply with Nasdaq's rules, we are seeking stockholder approval of:

         o an increase in voting power of the 10% Convertible Preferred Stock, Series A, of the Company (the "Preferred Stock") to four (4) votes per share,

         o the issuance of 660,000 shares of Common Stock in connection with the acquisition of The JB Sutton Group, LLC,

         o the issuance of 250,000 shares of Common Stock in connection with the acquisition of Suttononline, LLC and

         o the issuance of warrants to General Partners AG for consulting services.

We require stockholder approval because the number of shares we are committing to issue will exceed 20% of our currently outstanding Common Stock and because the Preferred Stock will have the right to cast a significant portion, and possibly a majority, of the votes on matters generally presented to stockholder for vote. If the proposal to increase the voting power of the Preferred Stock and issuances of Common Stock and warrants is not approved by stockholders, then no increase will be made in the voting power of the Preferred Stock, and our obligations with respect to the acquisition of the JB Sutton Group LLC and Sutton Online LLC and the consulting services of General Partners AG will be payable in cash instead of Common Stock and Warrants.

         HOW TO VOTE. You may vote on each matter to be submitted to a vote of stockholders at the Special Meeting by marking the appropriate box on the proxy card, signing it and returning it in the enclosed envelope. When the proxy card is properly signed and returned by you, your shares will be voted at the Special Meeting by the proxyholders named on the proxy card in accordance with your directions. If you return the proxy card without marking a box for a specified matter, your shares will be voted on that matter as recommended by the Company's Board of Directors.

          MATTERS TO BE SUBMITTED TO A VOTE. The following items, explained in detail on pages 2 through 6, are the only matters known to management to be submitted to a vote of stockholders at the Special Meeting:

                (1) approval of a change in corporate name from Eastbrokers International Incorporated to International Capital Markets Group, Inc.; and

                (2) approval of an increase in the voting power of the Preferred Stock, the issuance of 660,000 shares of Common Stock in connection with acquiring membership interests in The JB Sutton Group, LLC, the issuance of 250,000 shares of Common Stock in connection with acquiring membership interests in Sutton Online, LLC, and the issuance to General Partners AG of warrants to purchase 200,000 shares of Common Stock.

          When you sign and return a proxy card, with respect to any other matters that may come before the Special Meeting, the proxy card gives the proxyholders the discretionary authority to vote your shares in accordance with their best judgment on any other business that may come before the Special Meeting. Unless you specify otherwise, your shares will be voted on any other business as recommended by the Company's Board of Directors.

         REVOKING PROXIES. If you sign and return a proxy card, you may revoke it or submit a revised proxy card at any time before the vote to which the proxy card relates. You may also vote by ballot at the Special Meeting. If you vote by ballot, you will thereby cancel any proxy which you previously returned as to any matter on which you vote by ballot.

         NAMING OTHER PROXIES. You may designate as your proxy someone other than those named on the enclosed proxy card by crossing out those names and inserting the name(s) of the person(s) you wish to have act as your proxy. No more than three persons should be so designated. In such a case, you must deliver the proxy card to the person(s) designated by you and such person(s) must be present and vote at the Special Meeting. Proxy cards on which other proxyholders have been designated should not be mailed or delivered to us.

         WHO MAY VOTE. The Company's Board of Directors has set the close of business on December 3, 1999 as the "record date" for determining the holders of shares of the Company's stock who are entitled to notice of the Special Meeting and to vote at the Special meeting. Holders of the Company's common stock are entitled to one vote for each share of common stock held. As of December 3, 1999, [6,206,750] shares of Common Stock were outstanding and were held by ________ holders of record, and 1,000,000 shares of the Preferred Stock were outstanding and were held by one holder of record.


MATTERS TO BE SUBMITTED TO A VOTE


ITEM 1. APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME

                  We believe that changing the Company's corporate name to "International Capital Markets Group, Inc." is justified and appropriate for the following reasons:

     o International Capital Markets Group, Inc. more suitably reflects our business strategy. Over the past few years, we have divested our Eastern European and the Middle Eastern holdings in response to changing domestic and international market conditions, and the descriptive term "Eastern" is no longer appropriate. Also, our business is broader than brokerage, so the descriptive term "Brokers" is no longer appropriate.

     o International Capital Markets Group, Inc. prevents confusion concerning our current and past core business and geographical focus.

     o International Capital Markets Group, Inc. identifies us to the general public and positively distinguishes us from our competitors.

The name change would be effected upon the filing of a Certificate of Amendment to the Company's Certificate of Incorporation, the form of which is attached hereto as EXHIBIT A.

           YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR CHANGING THE CORPORATE NAME TO INTERNATIONAL CAPITAL MARKETS GROUP, INC.


ITEM 2. APPROVAL OF AN INCREASE IN THE VOTING POWER OF THE PREFERRED STOCK AND CERTAIN ISSUANCES OF COMMON STOCK AND WARRANTS

     AN INCREASE IN THE VOTING POWER OF THE PREFERRED STOCK

             BACKGROUND. Pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), dated as of November 9, 1999, by and between the Company and Belle Holdings, Inc., a Nevada corporation ("Belle Holdings"), Belle Holdings acquired from the Company 1,000,000 shares of Preferred Stock of the Company for an aggregate purchase price of $2,000,000. In addition, we sold to Belle Holdings ____ Warrants, at a purchase price of ___ per Warrant, to acquire Common Stock at an exercise price of $__ per share. The purpose of the sale of Preferred Stock was to fund, in part, our acquisition of The JB Sutton Group, LLC, as described below. Currently, each share of Preferred Stock is entitled to one (1) vote on all matters submitted to the stockholders for approval. As an inducement to Belle Holdings to invest in the Company under the Purchase Agreement, we agreed to seek stockholder approval to increase the voting power of the Preferred Stock from one (1) vote per share to four (4) votes per share.

             GENERAL RIGHTS OF PREFERRED STOCK. Holders of the Preferred Stock are entitled to receive cumulative dividends at an annual rate of 10% per share, payable quarterly before or contemporaneously with the payment of dividends on any other class or series of stock of the Company ranking on par with or junior to the Preferred Stock. Holders of the Preferred Stock are entitled to receive a liquidation preference of $2.00 per share of Preferred Stock before any payment or distribution of the Company's assets is made to holders of Common Stock or any other class or series of stock of the Company ranking junior to the Preferred Stock. The Preferred Stock is not redeemable but is voluntarily convertible at any time, and automatically convertible on January 1, 2005, into shares of Common Stock at the then-effective Conversion Price. The Conversion

Price is equal to the rate of one share of Common Stock for each share of Preferred Stock, subject to certain anti-dilution adjustments.

         PROPOSED INCREASE IN VOTING RIGHTS. As of December 3, 1999, there are [6,206,750] shares of Common Stock outstanding and 1,000,000 shares of Preferred Stock outstanding. If the increase to four votes per share of Preferred Stock is approved, the holders of Preferred Stock will control approximately 39% of the votes on all matters submitted to stockholders for approval, as compared to approximately 14% of the votes on all matters submitted to stockholders for approval if the increase is not approved. Pursuant to the Purchase Agreement, Belle Holdings also has the right to purchase an additional 1,000,000 shares of Preferred Stock at $2.00 per share and received warrants to purchase 700,000 shares of Common Stock. If these shares are issued and the increased vote of the Preferred Stock is approved, the holders of Preferred Stock will control a majority of the votes on al matters submitted to stockholders for approval.

         MANAGEMENT RELATIONSHIP. Martin A. Sumichrast, the Chairman, Chief Executive Officer and President of the Company, is the sole stockholder and an officer of Belle Holdings. In addition to the Preferred Stock, as of December __, 1999, Mr. Sumichrast beneficially owned _________ shares of Common Stock.
_______ is the beneficial owner of _________ shares of the Preferred Stock and
_______ of the Warrants by virtue of a convertible note issued by Belle Holdings. The proceeds of the note were used to purchase the Preferred Stock and the Warrants. _____ requested that Mr. Sumichrast participate in Belle Holdings because they wanted the current executive officers to have a larger equity ownership in the Company as a condition to their funding the transaction.

        The increase in voting power would be effected upon the filing of a Certificate of Amendment to the Certificate of Designations of the Preferred Stock, the form of which is attached hereto as EXHIBIT B.


     APPROVAL OF ISSUANCE OF 660,000 SHARES OF COMMON STOCK FOR THE JB SUTTON GROUP ACQUISITION

             Pursuant to an LLC Interest Purchase Agreement (the "JB Sutton Purchase Agreement"), dated as of November 22, 1999, by and among the Company, The JB Sutton Group, LLC ("JB Sutton"), each of the members and special members of JB Sutton and Peter Cohen (a former member of JB Sutton), the Company acquired (the "JB Sutton Acquisition") 100% of the outstanding membership interests in JB Sutton, a brokerage firm located in Syosset, New York. In partial consideration for the JB Sutton Acquisition, the Company executed, in favor of the members and special members (the "Payees") from whom it purchased the membership interests, two promissory notes (the "JB Sutton Notes") in aggregate principal amount of $660,000 and bearing interest at an annual rate of 7%. The JB Sutton Notes mature on March 31, 2000 and are convertible at the Company's sole discretion at or prior to their maturity into an aggregate 660,000 shares (the "JB Sutton Conversion Shares") of Common Stock. Such conversion of the JB Sutton Notes shall satisfy in full all obligations of the Company under the JB Sutton Notes. The JB Sutton Notes, any interest paid thereon, and/or the JB Sutton Conversion Shares shall be held in escrow until November 22, 2001, subject to the following release terms.

         Upon such conversion, 35,000 JB Sutton Conversion Shares shall be released from escrow and issued to the Payees. 625,000 JB Sutton Conversion Shares shall remain in escrow until the end of the escrow period; provided, however, that the release at the end of the escrow period to the registered owners of the escrowed JB Sutton Conversion Shares shall be subject to return to the Company of (i) up to 75,000 of the JB Sutton Conversion Shares as compensation for certain litigation liabilities against either the Company or JB Sutton that may arise during the escrow period in connection with JB Sutton or its business, and (ii) certain of the remaining 550,000 escrowed JB Sutton Conversion Shares proportionate to a correlative staggered pre-tax earnings target, to be met by JB Sutton during the escrow period, as set forth in the JB Sutton Purchase Agreement. The escrowed shares may be voted by the registered owners during the escrow period.

         In the event that either JB Sutton Note is not converted into Common Stock by its maturity date, the JB Sutton Purchase Agreement provides that the Company shall be liable to the payees thereof for liquidated damages in an aggregate amount equal to $5.00 per share, or the then-current market value per share, whichever is higher, for each share into which such unconverted JB Sutton Note would have been converted.

        If the obligations under the JB Sutton Notes were to become payable in cash, the Company would need to obtain financing to satisfy the obligations. There can be no assurance that the Company would be able to obtain such financing on commercially acceptable terms or at all.


     APPROVAL OF THE ISSUANCE OF 250,000 SHARES OF COMMON STOCK FOR THE SUTTON ONLINE ACQUISITION

             Pursuant to an LLC Interest Purchase Agreement (the "Sutton Online Purchase Agreement"), dated as of November 22, 1999, by and among the Company, Sutton Online, LLC ("Sutton Online"), SOL Partners and Gregory C. Frank (each a member of Sutton Online), the Company acquired (the "Sutton Online Acquisition") 55% of the outstanding membership interests in Sutton Online, a company that provides customers of JB Sutton direct access trading capability over the Internet via Sutton Online's website, www.suttononline.com. In partial consideration for the Sutton Online Acquisition, the Company executed, in favor of each of SOL Partners and Mr. Frank, from whom it purchased the Sutton Online membership interests, promissory notes (the "Sutton Online Notes") in aggregate principal amount of $250,000 and bearing interest at an annual rate of 7%. The Sutton Online Notes mature on March 31, 2000 and are convertible at the Company's sole discretion at or prior to their maturity into an aggregate 250,000 shares (the "Sutton Online Conversion Shares") of Common Stock. Such conversion of the Sutton Online Notes shall satisfy in full all obligations of the Company under the Sutton Online Notes.

             The Sutton Online Purchase Agreement provides that if either Sutton Online Note is not converted into Common Stock by their maturity, the Company shall be liable to SOL Partners and/or Mr. Frank for liquidated damages in an aggregate amount equal to $5.00 per share, or the then-current market value per share, whichever is higher, for each share into which the unconverted Sutton Online Note would have been converted.

             If the obligations under the Sutton Online Notes were to become payable in cash, the Company would need to obtain financing to satisfy the obligations. There can be no assurance that the Company would be able to obtain such financing on commercially acceptable terms or at all.


     APPROVAL OF THE ISSUANCE OF WARRANTS TO GENERAL PARTNERS AG

         In connection with various consulting services rendered to the Company by General Partners AG, on November 9, 1999 the Company sold to General Partners AG, for a purchase price of $0.15 per warrant, warrants to purchase 200,000 shares of Common Stock at an exercise price of $2.85 per share, which exceeded the market price of the Common Stock on that day. Such warrants are immediately exercisable and will expire on January 5, 2005. Wolfgang Kossner, a director of the Company and the beneficial owner of ____ shares of Common Stock, is also a principal of General Partners AG. The consulting services were outside the scope of Mr. Kossner's responsibilities as a director of the Company. The issuance of the Warrants was made subject to stockholder approval, and if stockholder approval is not obtained we will pay General Partners AG a cash amount to be negotiated.

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE INCREASE IN THE VOTING POWER OF THE PREFERRED STOCK AND THE ISSUANCES OF COMMON STOCK AND WARRANTS.

DIRECTOR COMPENSATION

         In April 1999, the Board adopted a company policy that eliminated all cash payments for services on the Board and attendance at Board meetings. Instead, each non-officer director of Eastbrokers will be awarded 7,500 shares of restricted stock at the time he or she join the Board and an annual award of 5,000 options pursuant to Eastbrokers' 1996 Stock Option Plan, as amended. Provisions of the Plan are described under "Executive Officer Compensation - 1996 Stock Option Plan." The restricted stock and options were granted to each of Dr. Chimerine, Dr. Sumichrast and Mr. Schifferli at the time the policy was adopted in April 1999.

         During the fiscal year ended March 31, 1999, no fees were paid to directors. All current directors waived such fees for the fiscal year ended March 31, 1999.

EXECUTIVE OFFICER COMPENSATION

         The following Summary Compensation Table sets forth the compensation for Eastbrokers' named executives for the years ended March 31, 1999, 1998 and 1997. No other executive officer had total annual salary and bonus during any such period equal to or greater than $100,000. Effective December 15, 1998, Peter Schmid resigned as Chairman of the Board, President and Chief Executive Officer of Eastbrokers.


                                                     SUMMARY COMPENSATION TABLE
                                                                        Long Term Compensation
                                                                        ----------------------------------------------------------
                          Annual Compensation                           Awards                         Payouts
                          --------------------------------------------------------------------------------------------------------

(a)                       (b)       (c)          (d)      (e)            (f)                (g)               (h)      (i)


Name and Principal Position
---------------------------                                                                  Securities
                                                          Other Annual    Restricted Stock   Underlying        LTIP     All Other
                          Year      Salary       Bonus    Compensation    Awards($)          Options/SARS(#)   Payouts  Compensation


Martin A. Sumichrast(1)   1999      $ 175,000    $   --        --            --                  75,000           --          --
 Chairman, President      1998      $ 120,000    $ 20,000      --            --                      --           --          --
  and Chief Executive     1997      $ 120,000    $ 11,000      --            --                      --           --          --
  Officer

Kevin D. McNeil(2)        1999      $   75,000   $  25,000     --            --                   50,000          --          --
 Chief Financial          1998      $   57,500   $  17,250     --            --                       --          --          --
 Officer,    Executive    1997             --       --         --            --                       --          --          --
 Vice President of
 Finance, Treasurer, and
 Secretary

Peter Schmid(3)           1999             --       --         --            --                        --         --          --
  Former Chairman,        1998      $ 138,305    $30,000       --            --                        --         --          --
President                 1997      $ 129,988       --         --            --                        --         --          --
  and Chief Executive
  Officer

------------------

(1)      Martin A. Sumichrast became Chairman of the Board, President and Chief
         Executive Officer of Eastbrokers in December 1998, and was Vice
         Chairman of the Board since March 1997. Prior to that, he was Executive
         Vice President and Chief Financial Officer.

(2)      Kevin D. McNeil became Executive Vice President and Secretary of
         Eastbrokers in December 1998.  He continues to serve as Chief Financial
         Officer and Treasurer.

(3) Mr. Schmid was the Chairman of the Board and Chief Executive Officer from March 1997 through December 15, 1998 and President of Eastbrokers from August 1996 through December 1998.



     EMPLOYMENT AGREEMENTS

         Effective January 1995, Eastbrokers entered into an employment agreement with Mr. Martin A. Sumichrast. Effective as of December 31, 1998, Mr. Sumichrast entered into a new Employment Agreement which will expire in December 2004, and will renew for a period of five years following the expiration date, unless contrary notice is given by either party. Eastbrokers also entered into an Employment Agreement, effective as of December 31, 1998 with Kevin D. McNeil, which agreement will expire in December 2002, unless contrary notice is given by either party. The annual salaries for Martin A. Sumichrast and Mr. McNeil have been initially fixed at $240,000 and $120,000, respectively, with such subsequent increases in salary during the term of the agreements as may be determined by the Board of Directors. Messrs. Martin A. Sumichrast and McNeil are each eligible to receive a quarterly performance bonus of up to 1 percent and 1/4 of 1 percent, respectively, of total revenue of Eastbrokers in excess of $6,000,000 per quarter. Mr. Sumichrast and Mr. McNeil have forgiven any bonuses owed to them through the period ending March 31, 1999. As an inducement for entering into each of their respective agreements, Eastbrokers has agreed to sell 200,000 shares and 50,000 shares at $3.50 and $3.00 per share of Common Stock, respectively, to Mr. Martin A. Sumichrast and Mr. McNeil, in exchange for each of Messrs. Sumichrast and McNeil issuing to Eastbrokers a promissory note in the amount of $700,000 and $150,000, respectively. On January 1, 1999, Martin
A. Sumichrast and Kevin D. McNeil purchased 70,000 Placement Agent Common Stock Warrants and 32,583 Placement Agent Common Stock Warrants from Eastbrokers NA, respectively, in each case for an amount equal to $0.25 per warrant. Each warrant will entitle Mr. Sumichrast and Mr. McNeil, each, to purchase one (1) share of Eastbrokers' Common Stock at a price of $7.00 per share. Payment for the warrants will be in the form of unsecured promissory notes, with one-year terms and interest accruing at 8 percent. The agreements provide, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in employee benefits applicable to employees and executives of Eastbrokers. The agreements further provide for the use of an automobile and other fringe benefits commensurate with their duties and responsibilities and for benefits in the event of disability.

         Pursuant to the agreements, employment may be terminated by Eastbrokers with cause or by the executive with or without good reason. Termination by Eastbrokers without cause, or by the executive for good reason, would subject Eastbrokers to liability for liquidated damages in an amount equal to the terminated executive's current salary and a pro rata portion of his prior year's bonus for the remaining term of the agreement, payable in equal monthly installments, without any set-off for compensation received from any new employment. In addition, the terminated executive would be entitled to continue to participate in and accrue benefits under all employee benefit plans and to receive supplemental retirement benefits to replace benefits under any qualified plan for the remaining term of the agreement to the extent permitted by law. Under the agreements, Eastbrokers is obligated to purchase insurance policies on the lives of Messrs. Martin A. Sumichrast and McNeil. Eastbrokers will pay the premiums on these policies and upon the death of the employee, the Company would receive an amount equal to the premiums it paid under the policy and the remaining proceeds will go to the employee's designated beneficiary. Eastbrokers has a one million dollar key man life insurance policy on Martin A. Sumichrast and a $500,000 key man life insurance policy on Mr. McNeil, in each case with the Company as the beneficiary.

         Effective January 1, 1999, Wolfgang Kossner, Vice Chairman of the Board, entered into a one-year Consulting Agreement with Eastbrokers. Mr. Kossner receives compensation for his services as a consultant to the Company of 200,000 Class C Warrants, payable in equal installments on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999. The value of the Class C Warrants will be determined for compensation purposes using the Black Scholes method at the time of grant. As additional compensation under the agreement, Mr. Kossner will receive project success fees to be determined. The agreement may be terminated by Eastbrokers for cause and in the event that Eastbrokers terminates the agreement for any reason other than "for cause," Mr. Kossner shall be entitled to the remaining payments that would have otherwise been payable had his services not been terminated. The agreement also provides for full compensation and reimbursement of expenses in the event of disability.

     OPTION/SAR GRANTS

         There were no grants to any of the named executive officers or Directors of options, stock appreciation rights or similar instruments during the fiscal year ended March 31, 1998. On December 23, 1998, the Board of Directors of Eastbrokers granted stock options to Martin A. Sumichrast, Wolfgang Kossner and Kevin D. McNeil. Pursuant to these grants, Martin A. Sumichrast and Wolfgang Kossner are each entitled for 10 years to purchase 75,000 shares of Eastbrokers' Common Stock at $4.00 per share and Kevin D. McNeil is entitled for 7 years to purchase 50,000 shares of Eastbrokers' Common Stock at $4.00 per share.

     OPTION/SAR EXERCISES

         Options for 7,750 shares of Common Stock were exercised during the fiscal year ended March 31, 1998. Options for 10,000 shares of Common Stock were exercised during the fiscal year ending March 31, 1999.

     FISCAL YEAR-END OPTION/SAR VALUES


                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                              OPTION/SAR VALUES
                                                                                         Value of
                                                               Number of Securities      Unexercised In-The-
                                                               Underlying                Money
                                                               Unexercised               Options/SARs at
                              Shares Acquired    Value         Options/SARs at FY-       FY-End($)
                             on Exercise (#)    Realized       End(#) Exercisable/       Exercisable/
Name                         (b)                ($)            Unexercisable             Unexercisable
(a)                                             (c)            (d)                       (e)
---------------------------- ------------------ -------------- --------------------------- -----------------------

Martin A. Sumichrast         0                  -              0/75,000                    -
Kevin D. McNeil              0                  -              0/50,000                    -



         1996 STOCK OPTION PLAN

         At the Annual Meeting held on December 10, 1996, the stockholders approved the 1996 Stock Option Plan (the "Plan") pursuant to which officers, employees, directors and consultants of the Company and its Affiliates are eligible to be granted Awards (as defined in the Plan). The Plan is administered by the Stock Award Committee, or, in the absence of such a committee by the entire Board, which has the plenary authority to grant Awards including Stock Options, Stock Appreciation Rights, Restricted Stock, or any combination of the foregoing, and to determine the terms and conditions of the Awards.

         The total number of shares of Common Stock reserved and available for distribution as Awards under the Plan was 400,000. In October 1997, the Plan was initially amended to provide an additional 200,000 shares available for issuance. In 1999, the Plan was amended to provide an additional 250,000 shares for issuance. Currently, the total number of shares of Common Stock available under the Plan is 850,000.

         In the fiscal year ended March 31, 1997, an aggregate of 25,000 shares of Common Stock and options to purchase 35,000 shares were awarded pursuant to the Plan.

         During the fiscal year ended March 31, 1997, an additional 12,000 shares of Common Stock were issued outside of the Plan as compensation for services to the Company. During the fiscal year ended March 31, 1998, an additional 10,000 shares were issued outside of the Plan as compensation for services to the Company.

         During the year ended March 31, 1999, 220,000 options to purchase shares of Common Stock were granted under this plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information about shares of Common Stock owned as of September 10, 1999 by:

          o each person who we know owns beneficially more than five percent of the Common Stock;

          o   each of the Company's officers and directors; and

          o   all officers and directors of the Company as a group.

Except as otherwise noted, the persons named in the table below did not own any other capital stock of the Company at September 10, 1999 and have sole voting and investment power with respect to all shares shown as beneficially owned by them.



                                                                                                   Percentage of
  Name and Address (1)            Position with Eastbrokers                 Number of Shares       Shares
  ------------------------------- -------------------------------------  ---------------------- ----------------

  Martin A. Sumichrast (2)        Chairman of the Board, President,
                                  Chief Executive Officer and Director          390,000                7.28

  Kevin D. McNeil (3)             Executive Vice President,
                                  Secretary, Treasurer and Chief
                                  Financial Officer                             110,078                2.09

  Wolfgang Kossner (4)            Vice Chairman                               2,220,420               39.60

  Dr. Lawrence Chimerine (5)      Director                                       12,500                  *

  Jay R. Schifferli (5)           Director                                       12,500                  *

  Michael Sumichrast, Ph.D. (5)   Director                                       12,500                  *

  Cherry Creek Investments,       -                                             445,000                8.16
  Ltd.(6)

  General Partners AG (7)         -                                           1,987,920               35.46

  Punta Investors LLC (8)         -                                             930,000               15.29

  All Officers and Directors as                                               2,757,998               47.31
  a Group (6 persons)

----------------------
*        Less than 1 percent
         (1) Except as otherwise noted, c/o Eastbrokers International Incorporated, 6000 Fairview Road, Suite 1410, Charlotte,
                  North Carolina 28210.
         (2) Includes 240,000 shares owned directly by Martin A. Sumichrast and 150,000 shares issuable upon exercise of Placement Agent Warrants to acquire Common Stock at $7.00 per share and which are included, together with the Placement Agent Warrants, in this proxy statement.
         (3) Includes 57,583 shares issuable upon exercise of Placement Agent Warrants to acquire Common Stock at $7.00 per share and which are included, together with the Placement Agent Warrants, in this proxy statement.
         (4) Includes 1,587,920 shares owned indirectly through General Partners Beteiligungs AG, formerly KHS Beteiligungs AG ("GP"), of which Mr. Kossner is a principal stockholder. 200,000 shares were owned by Karntner Landes und Hypothekenbank AG (the "Bank") as nominee for GP. Mr. Kossner may be deemed to have shared voting and investment power with respect to these shares. Also includes 32,500 shares held by the Bank as nominee for Central and Eastern European Fund ("Fund"), of which Mr. Kossner is a director. This inclusion of such Fund shares shall not be construed as an admission that Mr. Kossner is the beneficial owner of such shares. Also includes 400,000 shares issuable upon the exercise of warrants to acquire Common Stock at $7.00 per share held by GP. The 400,000 shares issuable upon the exercise of warrants held by GP and 400,000 of the shares of Common Stock owned indirectly through GP are included in this proxy statement.
         (5) Includes 7,500 shares of restricted Common Stock and 5,000 options to acquire shares of Common Stock at $5.00 per share.
         (6) Cherry Creek Investments, Ltd.'s address is c/o EBI Securities Corp., 6300 South Syracuse Way, Suite 645, Englewood, Colorado 80111.
         (7) Includes 400,000 shares issuable upon the exercise of warrants to acquire Common Stock at $7.00 per share. Also included in this proxy statement are 400,000 Class C Purchase Warrants and 400,000 shares of Common Stock owned by GP.
         (8) Punta Investors LLC's address is c/o West End Capital LLC, One World Trade Center, Suite 4563, New York, New York 10048. Includes 890,000 shares of Common Stock underlying the 5 percent Convertible Debentures due 2002 (the "5 percent Debentures") (of which only 445,000 are currently issuable upon conversion of the 5 percent Debentures) and 40,000 shares of Common Stock underlying 40,000 Class C Common Stock Purchase Warrants. Under certain circumstances, pursuant to an agreement between Eastbrokers and the holders of the 5 percent Convertible Debentures due 2002, Eastbrokers is required to issue to the holders the additional 445,000 shares of Common Stock underlying the 5 percent Debentures.

         Belle Holdings, Inc., with an address at 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210, owns 1,000,000 shares of Preferred Stock, which shares constitute all of the outstanding shares of Preferred Stock.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING OF STOCKHOLDERS FOR 2000

         Proposals which stockholders wish to have considered for inclusion in the proxy statement for the annual meeting of stockholders for 2000 must be received at Eastbrokers' principal executive office, Eastbrokers International

Incorporated, 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210, on or before July 1, 2000.

OTHER INFORMATION

         QUORUM. The presence in person or as represented by proxy of stockholders holding a majority of the outstanding shares of Common Stock and Voting Preferred Stock on a combined basis entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum.

         REQUIRED VOTE. The affirmative vote of the majority of shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matters listed herein shall be the act of the stockholders approving such matters.

         Regarding the approval of any particular proposal, only those votes cast for or against a proposal are used in determining the results of a vote for such proposal. Abstentions are considered present at the Special Meeting, but since they are not affirmative votes for a proposal they will have the same effect as votes against such proposal. Broker non-votes, on the other hand, are not considered present at the Special Meeting for the particular proposal for which the broker withheld authority to vote.

         SOLICITATION OF PROXIES GENERALLY. In addition to the solicitation of proxies by mail, officers or other employees without extra remuneration may solicit proxies by telephone or personal contact. We will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of shares of Common Stock and will pay such persons for forwarding such material.

         COSTS. All costs for the solicitation of proxies by the Company's Board of Directors, anticipated to be approximately $10,000, will be borne by us.

         LIST OF STOCKHOLDERS ENTITLED TO VOTE. A list of stockholders entitled to vote at the Special Meeting will be available for examination by stockholders during ordinary business hours during the 10 days prior to the Special Meeting at the Company's principal executive offices at 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS
         PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION,
                THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


         The undersigned hereby appoints Martin A. Sumichrast and Kevin D. McNeil as Proxies, with the full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse hereof, all shares of common stock and/or all shares of voting preferred stock, as the case may be, of Eastbrokers International Incorporated (the "Company") held of record by the undersigned on December 3, 1999, at the special meeting of Stockholders to be held on January 31, 2000, or any adjournment thereof, upon all such matters as may properly come before such meeting.


|X|   Please mark your votes         If you plan to attend the Special     |_|
      as in this example.            Meeting, place an X in this box.


1.       PROPOSAL TO APPROVE A CHANGE OF THE CORPORATE NAME


               FOR                      AGAINST               ABSTAIN
               |_|                       |_|                   |_|


2. PROPOSAL TO APPROVE AN INCREASE IN THE VOTING POWER OF THE PREFERRED STOCK AND CERTAIN ISSUANCES OF COMMON STOCK AND WARRANTS


               FOR                      AGAINST               ABSTAIN
               |_|                       |_|                   |_|


                 (THE PROXY MUST BE SIGNED ON THE REVERSE SIDE)

SIGNATURE:------------------------------       DATE:--------------------------



SIGNATURE:------------------------------       DATE:--------------------------

                           (SIGNATURE IF HELD JOINTLY)


         NOTE: Please sign exactly as the name or names appear on the stock certificate(s) as indicated hereon. Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.


--------------------------------------------------------------------------------
STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY STATEMENT PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                                                       EXHIBIT A



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                     EASTBROKERS INTERNATIONAL INCORPORATED


IT IS HEREBY CERTIFIED THAT:

1. The Certificate of Incorporation of Eastbrokers International Incorporated (the "Corporation") is hereby amended by striking out Article "FIRST" thereof and by substituting in its place the following new Article:

         "FIRST:  The name of the Corporation is:

                  International Capital Markets Group, Inc."

2. That said  amendment  was duly adopted in accordance  with the  provisions of
Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote thereon at the Special Meeting of stockholders of the Corporation held on January 31, 2000.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin A. Sumichrast, its Chairman and Chief Executive Officer, and attested to by Kevin D. McNeil, its Secretary, this 31st day of January, 2000.



                                            ----------------------------
                                            Martin A. Sumichrast
                                            Chairman and Chief Executive Officer

Attest:


------------------------
Kevin D. McNeil
Secretary

                                                                       EXHIBIT B




                            CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                    10% CONVERTIBLE PREFERRED STOCK, SERIES A
                                       OF
                     EASTBROKERS INTERNATIONAL INCORPORATED


IT IS HEREBY CERTIFIED THAT:

1. The Certificate of Designations of 10% Convertible Preferred Stock, Series A of Eastbrokers International Incorporated (the "Corporation") is hereby amended by striking out Section 10 thereof and by substituting in its place the following new Section:

         "10. Voting.

         10.1. Voting Rights with Common Stock. The holders of series A Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Company and shall be entitled to four votes for each share of Series A Preferred Stock on all matters submitted to the stockholders for approval. With respect to matters affecting only the Series A Preferred Stock, each outstanding share of Preferred Stock will be entitled to one vote. In either case described in this Section 10, shares held by the Company or any entity controlled by the Company shall be excluded and shall have no voting rights."

2. That said  amendment  was duly adopted in accordance  with the  provisions of
Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote thereon at the Special Meeting of stockholders of the Corporation held on January 31, 2000.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin A. Sumichrast, its Chairman and Chief Executive Officer, and attested to by Kevin D. McNeil, its Secretary, this 31st day of January, 2000.


                                            ----------------------------
                                            Martin A. Sumichrast
                                            Chairman and Chief Executive Officer

Attest:


------------------------
Kevin D. McNeil
Secretary